UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2024

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)

(419) 887-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, $.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

On November 25, 2024, Dana Incorporated (the “Company”) announced the appointment of R. Bruce McDonald to the position of President and Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (“Board”) of the Company, effective immediately. He replaces James K. Kamsickas as CEO, who will also depart from the Board, effective immediately.

Mr. McDonald, 64, has served on the Board since 2014. Mr. McDonald currently serves as chairman of the board of directors of Andrew Peller Limited. More recently, Mr. McDonald served as chairman and chief executive officer of Adient plc, a global automotive supplier from October 2016 to June 2018.

In connection with his appointment as CEO and Chairman of the Board, Mr. McDonald has resigned from his roles as Chair and a member of the Nominating and Corporate Governance Committee of the Board and member of the Audit Committee of the Board. Following Mr. McDonald’s resignation as Chair of the Nominating and Corporate Governance Committee, Keith E. Wandell will be appointed as his replacement as Chair of the Nominating and Corporate Governance Committee.

Except as otherwise disclosed in this current report, there are no arrangements or understandings between Mr. McDonald, on the one hand, and any other person, on the other hand, pursuant to which he was selected as an officer of the Company. Additionally, there are no family relationships between Mr. McDonald, on the one hand, and any director or officer of the Company, on the other hand, or any other related party transaction of the Company involving Mr. McDonald that would require disclosure under Item 404(a) of Regulation S-K.

Compensation Arrangements

In connection with his appointment as CEO and Chairman of the Board, Mr. McDonald has entered into an employment agreement (the “CEO Agreement”) with the Company that provides that, while he serves as CEO, his base salary will be $1,300,000 and he will be eligible to receive a grant of 1,217,798 restricted stock units, which will vest on the one-year anniversary of the date of grant, subject to his continued service on the Board and certain termination protections. Beginning January 1, 2025, while serving as the CEO, Mr. McDonald will not receive additional compensation relating to his service on the Board (other than compensation he accrued prior to his appointment as Chief Executive Officer). His outstanding equity awards previously granted in connection with his Board service will remain outstanding and continue to vest in accordance with the applicable award agreements. The term of the CEO Agreement is for an initial one (1) year, which may be extended for additional one-month periods at the Company’s discretion. The foregoing summary does not purport to be a complete description and is qualified in its entirety by the CEO Agreement, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

In connection with Mr. Kamsickas’ departure, the Company entered into a transition agreement (the “Transition Agreement”) with Mr. Kamsickas on November 24, 2024. Pursuant to the terms of the Transition Agreement, Mr. Kamsickas will immediately step down as President and Chief Executive Officer of the Company and will immediately resign from the Board effective as of November 25, 2024. From November 25, 2024 through March 31, 2025, Mr. Kamsickas will continue to be a non-executive employee and serve as a special advisor, performing transition and advisory services. During such advisory period, Mr. Kamsickas will continue to receive his existing base salary and continued employee benefits, including under the Company’s equity program.  He will not receive any long-term incentive awards during the advisory period. Pursuant to the Transition Agreement, on March 31, 2025, Mr. Kamsickas’ employment will terminate and he will be eligible to receive the separation benefits pursuant to his employment agreement, subject to Mr. Kamsickas’ execution and nonrevocation of a release of claims and other conditions of his employment agreement and the Transition Agreement. For a period of twenty-four (24) months following his termination of employment, Mr. Kamsickas is prohibited from competing against the Company, soliciting its customers or employees, and working for a competitor. Mr. Kamsickas has also agreed that he will not disclose the Company’s confidential information. The foregoing summary does not purport to be a complete description and is qualified in its entirety by the Transition Agreement, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Items 2.02 and 7.01	Results of Operations and Financial Condition and Regulation FD Disclosure.

On November 25, 2024, the Company issued a press release announcing the leadership transition and actions to drive value creation as well as reaffirming the Company’s 2024 full-year guidance ranges. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this item (including Exhibit 99.1) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Offer Letter to R. Bruce McDonald, dated November 24, 2024

10.2	Retirement, Transition and Release Agreement, dated November 24, 2024, between Dana Incorporated and James K. Kamsickas

99.1	Dana Incorporated Press Release dated November 25, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: November 25, 2024	By:	/s/ Douglas H. Liedberg
	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, General Counsel and Secretary